                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 FORM 8-K12g-3/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  April 3, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                             MILLENNIUM DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    HCR 30-A,
                            North Blenheim, NY 12131
                    (Address of principal executive offices)

                                  607/588-8882
                                fax: 607/588-8884
                          Registrant's telephone number

                          BLUE CAPITAL ASSOCIATES, INC.
                                   50 Broadway
                                   Suite 2300
                               New York, NY 10004
                         Former name and former address

            Delaware                        0-30661             13-3786306
         (State or other                 (Commission         (I.R.S. Employer
   jurisdiction of incorporation)        File Number)       Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective April 3, 2001, Millennium Direct, Inc. ("Millennium" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Blue Capital Associates ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "Acquisition").

         The Acquisition was approved by the unanimous consent of the Board of Directors of Millennium on March 15, 2001. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the Acquisition, Millennium had 22,079,710 shares of common stock issued and outstanding and 23,241,800 shares issued and outstanding following the Acquisition.

         Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Millennium elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

         A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K12g-3/A and is incorporated in its entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of Millennium's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock):


NAME AND ADDRESS                            AMOUNT AND NATURE OF                       PERCENT OF CLASS
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                    Common
-------------------                       ------------------------                  ------       ---------
Infotopia, Inc.                                  2,000,000                           9.3%
218 Tearall Road
Raynham MA 20767

B.R. Equities, Inc.                              1,750,000                           8.2%
490 Wheeler Road, Suite 150
Hauppague, New York 11788

George Balis                                    11,078,842(1)(3)                    51.6%
HCR 30-A
North Blenheim, New York 12131

Ardis Balis                                     10,820,334(2)(3)                    50.4%
HCR 30-A
North Blenheim, New York 12131

Louis Tallarini                                    187,500                            *
HCR 30-A
North Blenheim, New York 12131

Dan Gorczycki                                      193,666                            *
HCR 30-A
North Blenheim, New York 12131

John Rissi                                         838,434                           4.0%
HCR 30-A
North Blenheim, New York 12131

ALL OFFICERS AND
DIRECTORS AS A
GROUP (5 Individuals)                           12,298,442                          57.3%


-------------------------------------
* Indicates less than 1%.

(1) Includes 10,820,334 shares owned by Ardis Balis, Mr. Balis' wife, as to which shares Mr. Balis has voting control.

(2) Excludes shares owned by George Balis, Ms. Balis' husband, as to which shares Ms. Balis disclaims beneficial ownership.

(3) Ardis Balis' shares are subject to a voting agreement entered into in May 2000 pursuant to which all of Ms. Balis' shares are voted by George Balis.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Blue Capital and Millennium. In evaluating the Acquisition, Blue Capital used criteria such as the value of the assets of Millennium, Millennium's ability to compete in the markets for anti-aging skin care products and educational videos, the unique nature of Millennium's products, the increased use of the Internet as a marketing tool, Millennium's current and anticipated business operations, and Millennium's business name and reputation in the anti-aging skin care products and educational videos industries.

        (b) The Company intends to achieve its expansion objectives by growth at its existing facilities, use of multiple media consumer education marketing efforts, establishing its name recognition and consumer familiarity with the Company's products and obtaining patent and trademark protection for its family of anti-aging skin care products.

BUSINESS

        Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL"), a company which develops, markets and distributes anti-aging skin care products. On November 18, 1999, KRI changed its name from Kid Rom, Inc. to Millennium Direct, Inc. Millennium's corporate office is located at HCR 30-A, North Blenheim, New York 12131.

        Millennium currently operates two divisions, educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).

        EDUCATIONAL VIDEOS. Millennium attempts to make its videos both entertaining and educational. All educational videos developed by Millennium have five characteristics which Millennium hopes will distinguish it from its competition:

        (i) All videos involve a form of animated transportation vehicle or construction equipment;

        (ii) All videos include children interacting with animated and live equipment and asking questions regarding how the equipment works or operates;

        (iii)  All videos feature original music and narrative soundtracks;

        (iv) All videos demonstrate a theme or moral that Millennium believes worthy of instilling in children; and

        (v)    All videos are free of violence.

        Millennium has completed two videos in its "I Wonder..."'TM' series, "Toby the Tugboat" and "Brett the Jet". Millennium's "I Wonder..."'TM' series is dedicated to bringing to children real life experiences with animation, music and song and a story which can be enjoyed by both children and parents. Millennium presently has four additional videos in development which it believes also feature these characteristics. The videos are approximately 30 minutes each and can be adapted for sale or syndication in foreign markets. In addition, we are seeking to develop additional videos and several weekly combination live action/animated shows aimed at the teenage market. In developing our videos and weekly shows, we attempt to create characters with cross-over merchandising appeal into areas such as clothing, board games, interactive CD-ROM games, books, toys, dolls and video games.

        In "Toby the Tugboat", two children are shown traveling through New York Harbor aboard an actual tugboat. The animated "Toby the Tugboat" appears on screen and teaches the children how small tugboats, with their large engines, are necessary for moving huge ocean-going vessels, such as the QE2, around the harbor. The moral is that no matter how big or small one is, it is what is inside that matters most. The theme song "Toby the Tugboat" was written specifically for the video, which is targeted at children between the ages of 3 and 8.

        "Brett the Jet" is a video about teamwork. Made with the cooperation of the U.S. Thunderbird F-16 Demonstration Team and the U.S. Army Golden Knights, "Brett" features jets, cargo planes, acrobatic planes and commercial airlines. The animated "Brett the Jet" shows two brothers, ages 10 and 12, the importance of teamwork by showing how people in the radar tower, the ground crew and the crew aboard the plane all work together to help different types of planes fly safely and securely. This video also features an original soundtrack and title song.

        We currently have four additional videos in development which also feature the five characteristics incorporated in our completed videos. These videos are:

        Rob The Racing Car

        "Rob The Racing Car" is set against the exhilarating world of stock car racing. Children learn first hand there's a time and proper place for everything.

        Benjamin The Fire Engine

        An extraordinary story about the rewards of helping and giving to others as told by our animated fire engine, Benjamin, as he takes children along with firemen and fire engines in life saving situations.

        Flip The Ship

        Children are taken on a journey throughout the world by our animated character, Flip The Ship, and travel on some of the world's greatest vessels learning all the time about the importance of relating to other people.

        Jane The Crane

        Contains some of the most amazing aerial footage taken from high above the ground on construction cranes, underscoring the importance of communication, especially between children and their parents.

        Millennium contracts on a case-by-case basis with various writers, animators, directors, producers, musicians and post-production staff to complete the videos and prepare them for videotape release. Currently, these contracts are on a fixed fee basis but may, in the future, be on a revenue sharing basis.

        Millennium is in the process of seeking to market its videos through general video distributors, specialists in the toddler and children's markets and direct response television and print advertising. Millennium is also seeking to distribute its videos directly to major video store chains as well as through educational institutions, direct mail catalogs and internet advertising.

        ANTI-AGING COSMETICS AND SKIN CARE PRODUCTS. Millennium has exclusive, worldwide proprietary rights to an anti-aging formula designed to rejuvenate skin cells and eliminate wrinkles and other signs of aging. Millennium's signature line of cosmetics and skin care products, sold under the TheraCel brand name, is an all natural product that does not use any acid-based ingredients or any invasive procedures. In addition to the TheraCel brand, Millennium owns a patent on a pillow designed to help minimize the facial wrinkles some women experience after a night of sleep marketed under the name "The Anti-Wrinkle Pillow".

        Millennium contracts with outside sources for the manufacture, bottling, packaging and distribution of its skin care products. Some of these contracts are at a fixed rate while others are on a per unit basis. Millennium markets these products through direct response television.

        Millennium's target market for its skin care products is primarily women between the ages of 28 and 55.

        Millennium centralizes its management, production, sales and marketing divisions for both the videos and the skin care products all within the Millennium corporate entity. Financial information concerning production, development, sales, marketing, operating costs and other expenses of Millennium are maintained in accordance with generally accepted accounting principles, but not allocated according to specific product.

        Acquisition of Ultraderma, Ltd.

        On February 1, 1998, Millennium, through a wholly-owned subsidiary, acquired substantially all of the assets of UDL (the "Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 restricted shares of our common stock valued at $816,750. Concurrent with the Acquisition, Millennium executed a letter agreement which granted to Ardis Balis, the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain Ms. Balis' interest in Millennium, pending a public offering of Millennium's securities registered with the Securities and Exchange Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by George Balis, the Chairman and Chief Executive Officer of Millennium and the husband of Ardis Balis.

        Substantial Third Party Agreement; Sales and Marketing

        In September 1999, we terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). Although the Previous Marketer successfully launched the TheraCel product line through a media infomercial campaign, it was not prepared to handle the immediate large volume of sales generated by the infomercial. The Previous Marketer sought to improve its fulfillment, customer service and call center abilities and decreased its media purchases to make these changes, as it, too, realized its facilities in this area were not working effectively. Millennium was not satisfied with the changes the Previous Marketer made to cure these problems. The principal problems which led us to terminate our agreement with the Previous Marketer were our belief that it: (i) failed to provide payments, statements and reports as required under the agreement; (ii) misrepresented the capabilities of its new call and fulfillment centers and failed to provide adequate facilities to support product sales; (iii) failed to meet sales quotas under the agreement; and (iv) erred in sending out products to customers who had not requested them and failed to send re-orders to those who did which resulted in returns from the customers who did not re-order the product, but nevertheless received them, and also resulted in lost sales from the customers who had ordered products, but failed to receive them.

        In addition, Millennium was approached by other potential marketers who not only offered what management believed were superior call center, customer service and fulfillment capabilities, but, in the opinion of management, significantly better financial arrangements, which could permit Millennium's gross profit margin to be materially improved. As part of the termination agreement, Millennium and the Previous Marketer agreed that the Previous Marketer would continue to sell on behalf of Millennium the units remaining in the Previous Marketer's possession. In June, 1999, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

        We currently sell all of our skin care products directly to consumers through direct response advertising. We have entered into a Production Services and Marketing Agreement (the "Production Agreement") with a third party marketing corporation (the "Marketer") to absorb much of the high costs of producing new direct response television advertising and producing other print and television advertising, manufacturing, packaging and warehousing, fulfillment and database management costs.

        Pursuant to the Production Agreement, the Marketer, among other things, would create and produce a 30-minute direct response television commercial and a one- or two-minute television commercial for Millennium's skin care products. Pursuant to the Production Agreement, Millennium also entered into an incentive based Stock Option Agreement (the "Option Agreement") with the Marketer. Pursuant to the Option Agreement, Millennium granted the Marketer options to buy a number of shares of Common Stock, at a particular price per share, based on the total number of Product Units sold in each Performance Year, as such terms are defined in the Option Agreement. The Option Agreement is for a total of three Performance Years. Options to purchase Common Stock are exercisable for a period of five (5) years from the end of the then-applicable Performance Year. If the Option Agreement continues for three Performance Years and the Marketer qualifies for the maximum number of options in each Performance Year, Millennium will issue the Marketer options to purchase 270,000 shares of Common Stock at an exercise price of $.55 for the first Performance Year (based on the sale of 95,000 Product Units at a current retail sales price of $149 per Product Unit), options to purchase 480,000 shares of Common Stock at an exercise price of $.50 for the second Performance Year (based on the sale of 160,000 Product Units) and options to purchase 600,000 shares of Common Stock at an exercise price of $.50 for the third Performance Year (based on the sale of 200,000 Product Units). Under the Production Agreement, Millennium retains all proprietary information and trademarks as well as the customer list, while giving to the Marketer a percentage based on media advertising dollars spent and sales achieved. This strategy reduces Millennium's costs and risk. Once a consumer has purchased products from Millennium, Millennium seeks to sell him or her additional products that might be of interest. Through flyers and other promotional mailings, consumers are urged to re-order products once their current supply has been exhausted and order additional products manufactured by Millennium. Alternatively, consumers can elect to enroll in programs which automatically charge their credit cards and send replenishment supplies at requested intervals.

        Our marketing strategy regarding our educational videos is to further enhance the image and awareness of our videos by producing entertaining, educational and non-violent characters and stories. We will continue to promote the "TheraCel" brand, and other skin care products, by seeking to demonstrate the ease, safety and effectiveness of these products.

        Packaging, Warehousing, Shipping and Distribution

        Currently, Millennium undertakes all costs and obligations with respect to the packaging, warehousing, shipping and distribution needs for the educational videos. All of Millennium's packaging, warehousing, shipping and distribution needs with respect to its skin care products are served by the Marketer pursuant to the Production Agreement. With respect to Millennium's skin care products, a telemarketing center receives orders via Millennium's direct response advertising or via the Internet and transmits these orders to a fulfillment center. The fulfillment centers each have facilities which Millennium uses to package, store and ship its products. This eliminates the need for Millennium to undertake the cost and administrative burden of maintaining large scale warehouse and other fulfillment services. Management believes that concentrating their efforts on developing and marketing their brands, and on sales and merchandising, rather than operating a warehouse, will result in a much greater rate of growth without any diminution in services to its customers. As Millennium's business grows, it will continually examine the costs and benefits of obtaining its own distribution center.

        Quality Control

        A vital concern to management is quality control. Strict quality control standards are required in order to maintain and build relationships with consumers. Millennium carefully monitors the output of its producers and contractors to insure they produce videos and skin care products consistent with the brand and image of Millennium. All contractors and vendors, including video producers and post-production staff, are carefully supervised by Millennium.

        Inventory

        Due to the nature of Millennium's video business, Millennium does not regularly maintain inventory in any material amount. Once fully produced and ready for distribution, thousands of videos can be produced in a short period of time, eliminating the need to anticipate sales. Because Millennium only orders goods after they have received orders from purchasers, inventory is kept to a minimum.

        Millennium's skin care products can be made and packaged relatively easily, therefore eliminating the need for substantial product inventory. Inventory is only required to be kept on hand during an active marketing campaign. Millennium's current method of marketing is through direct response television. By law, orders received via such medium must be fulfilled within thirty (30) days of receipt of a credit card number from the consumer. The Production Agreement requires the Marketer to provide the funds necessary for Millennium to purchase and maintain such inventory. This arrangement allows Millennium to advance minimal funds prior to sales of its products.

        Research and Development

        Because of the Production Agreement, Millennium's most significant expenditure is in the writing, animation and overall production of its videos and in the research and development area of its skin care products. The ability to utilize the same video characters multiple times (through sequels and cross-merchandising) and the success of Millennium's current anti-aging and other skin care products will have a large impact on the ability of Millennium to keep these costs as low as possible.

        Expansion Strategy

        Millennium believes that it can successfully build on its existing customer base and marketing, packaging and shipping relationships and expand its market share in both the educational video and skin care markets. Millennium has no plans to open additional offices, but could enter into additional distribution arrangements and/or licensing arrangements as business warrants. Millennium may also expand the number of suppliers and manufacturers it contracts with if there is a surge in demand for Millennium's product lines. Millennium has the capacity to, and may, hire additional employees with respect to development of its electronic commerce efforts. There can be no assurance that Millennium will be successful in any of these efforts.

        Electronic Commerce

        Millennium has developed its own websites, www.theracelskin.com and www.antiwrinklepillow.com in connection with its skin care products, and www.kidrominc.com in connection with its educational videos.

        Employees

        As of March 31, 2001, Millennium employed two full-time individuals who operate in executive, administrative, sales, marketing and production capacities. None of Millennium's employees is represented by a labor organization and Millennium considers its relationship with its employees to be excellent.

        Competition

        There are many companies that offer similar or competitive products to the products produced by Millennium. Both the educational video and skin care industries are occupied by some of the largest, most well-known companies in the world, including Disney, Time-Warner, Revlon, Estee Lauder, Scimitar and Anchor Bay. Despite this substantial and intense competition against foreign and domestic competitors with substantially greater resources and distribution capabilities than Millennium, Millennium seeks to distinguish itself in specialized niches within these industries by attempting to offer unique stories and characters for its educational videos and by seeking to develop patented and proprietary products for skin care and anti-aging not offered by its larger competitors.

MARKET FOR THE COMPANY'S SECURITIES

        Millennium's common stock is presently trading on the National Quotation Bureau's OTC "pink sheets" under the symbol MMLD. As of April 2, 2001, there were approximately 303 holders of our common stock.

        The following table sets forth the range of the high and low closing bid prices per share of our common stock during each of the calendar quarters identified below. These bid prices were obtained from the OTC Bulletin Board Quarterly Quote Summary Report received from Nasdaq Trading Market Services and the Standard & Poor's Comstock, and do not necessarily reflect actual transactions, retail markups, markdowns or commissions.

        The high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:


-----------------------------------------------
Year     Quarter  High Bid         Low Bid
1999     1st*     1.531            0.375
1999     2nd*     1.063            0.375
1999     3rd*     0.563            0.250
1999     4th      1.25             0.250

Year    Quarter   High Bid          Low Bid
2000    1st*      1.25              0.25
2000    2nd*      1.25              0.25
2000    3rd*      1.25              0.25
2000    4th*      1.25              0.25
-----------------------------------------------

        We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of Millennium's business.

MANAGEMENT

        The following Table sets forth certain information regarding the executive officers and directors of Millennium as of March 31, 2001.

NAME                                        AGE             DATE OF ELECTION               POSITION
George Balis                                50              September, 1994             Chairman of the Board of Directors,
HCR 30-A                                                                                Chief Executive Officer, Secretary
North Blenheim
New York 12131

Ardis Balis                                 48              February, 1998              President, Director
HCR 30-A
North Blenheim,
New York 12131

Dan Gorczycki                               37              November, 1999              Director
HCR 30-A
North Blenheim,
New York 12131

John Rissi                                  37              November, 1999              Director
HCR 30-A
North Blenheim,
New York 12131

Louis Tallarini                             52              June, 2000                  Director
HCR 30-A
North Blenheim,
New York 12131

        GEORGE BALIS. George Balis, the Chairman of the Board of Directors, Chief Executive Officer and Secretary of Millennium, was in the private practice of law from 1975 through 1986, concentrating in the areas of securities, corporation and entertainment law. From 1986 through 1992, Mr. Balis was Chairman and President of American Screen Company, a diversified entertainment company which, among other things, developed properties for motion picture and television release. From 1993 to 1998, Mr. Balis was in the private practice of law specializing in corporate and entertainment matters. In January, 1998, Mr. Balis became full-time Chairman and Chief Executive Officer of Millennium. Mr. Balis has served on various boards of directors of corporations in the cosmetics, entertainment and gourmet food industries. Mr. Balis is a graduate of both Columbia University's School of Law and Graduate School of Business, and is admitted to practice law in the State of New York.

        ARDIS BALIS. Ardis Balis, the President and a director of Millennium, founded UltraDerma, Ltd., a company which was acquired by Millennium in February, 1998. Ms. Balis has both financed and researched the development of rejuvenative skin care products. She has appeared on numerous instructional videos, informercials and television talk shows. Since February, 1998, Ms. Balis has been the President of Millennium. Prior thereto, she had been Chief Executive Officer and President of UltraDerma, Ltd.

        DAN E. GORCZYCKI, C.P.A. Dan Gorczycki, a director of Millennium, was a director of Holliday, Fenoglio, Fowler, L.P., a wholly-owned subsidiary of Lend Lease (USA), Inc. from June 1999 to September 2000. Mr. Gorczycki is currently involved in the placement of financing and debt restructuring in real estate transactions as a principal of Granite Partners, LLC. His experience includes work in institutional real estate sales for firms including Landauer Associates, where he worked from June 1997 until June 1999, Julien J. Studley, Inc., where he worked from March 1995 through June 1997, and Legg Mason. Mr. Gorczycki additionally was employed by The Greater New York Savings Bank from January 1993 until March 1995 where he was responsible for completing workouts on overleveraged assets. Mr. Gorczycki's career also contained experience in the financial services industry at both Cowen & Company (now SG Cowen) and Salomon Brothers (now Salomon Smith Barney) as a financial analyst. Mr. Gorczycki started his professional career at Price Waterhouse, where he worked for the Small Business Group as an auditor. Mr. Gorczycki received his MBA from New York University and a BS from St. John's University. He is both a Certified Public Accountant (inactive) and a Licensed Real Estate Salesperson in New York and a member of the Real Estate Board of New York.

        JOHN RISSI. John Rissi, a director of Millennium, began his career in telecommunications sales for Cable & Wireless Communications, Inc. where he oversaw a sales staff of more than 30 sales representatives from 1986 to 1989. In February 1989, Mr. Rissi started his own marketing company, Tele-Save, where he marketed telecommunications services for companies including AT&T, Worldcom and Sprint. In August 1995, Mr. Rissi entered into an agreement with VoiceNet Corporation to market their credit calling card program through April 1999. From April 1999 to the present, Mr. Rissi co-founded Mutual Media Corporation, Inc., a marketing company that specializes in marketing major web sites throughout the world. Mr. Rissi received his B.S. at Hofstra University.

        LOUIS A. TALLARINI. Louis Tallarini, a director of Millennium, has been executive vice president for Fuller Development Company, a division of Cappelli Enterprises, Inc. from October 1999 to the present. From 1991 to September 1999 he served as Executive Vice President and member of the Executive Committee of The Value Companies, where he was responsible for the asset management of a national real estate portfolio of commercial properties. Mr. Tallarini began his career as an accountant with the international certified public accounting firm Pannell, Kerr Foster. Following his career as an accountant, he entered private industry where he has supervised institutional real estate management teams throughout the United States. Mr. Tallerini has been involved in philanthropic endeavors, including serving as Chairman of the Board of the Singers Forum Foundation; funding scholarships for underprivileged minority children through the Graham Windham foster child program; and making available affordable housing for needy families. Mr. Tallarini sits on the Executive Committee of Value Express, a national commercial real estate lender. Mr. Tallarini received his B.S. from Fordham University.

EXECUTIVE COMPENSATION

        The following table sets forth all cash compensation paid or to be paid by Millennium, as well as certain other compensation paid or accrued, to officers, directors and certain key employees.


                                                            ANNUAL COMPENSATION
                                                             SALARY      BONUS       OTHER
NAME AND PRINCIPAL POSITION
George Balis                                2000               -0-        -0-         -0-
Chairman, Chief Executive Officer           1999               -0-        -0-         (2)
and Secretary                               1998               -0-        -0-         -0-

Ardis Balis (1)                             2000               -0-        -0-         -0-
President and Director                      1999               -0-        -0-         (2)
                                            1998               -0-        -0-         -0-


--------------------
(1)  Ms. Balis became an employee of Millennium in February, 1998.

(2) On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999.

        The Company entered into employment agreements with George Balis and Ardis Balis as of January 1, 2001 which are for a period of three years. These employment agreements include annual base salaries of $60,000 and $50,000, respectively expense allowances, bonuses and a portion of the pre-tax profit of Millennium as compensation for their services to Millennium, in addition to the opportunity to acquire additional shares of common stock. These employment agreements have a term of three years and include non-competition and confidentiality provisions.

        On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999. No other compensation has been paid to any officer or director of Millennium since 1996 and, other than as set forth above, no compensation has been accrued since that time through September 30, 1999. George Balis received 300,000 shares of common stock, having a value of $15,000, as a director's fee for his service as a director in 1997. Mr. Balis is not owed any further compensation for any services rendered to Millennium prior to November 15, 1999. Additionally, 300,000 shares of common stock, having a value of $15,000, were issued to an individual in 1997 for his services as a director in 1997 (the "Former Director"). The Former Director no longer serves as a director of Millennium and is not owed any further compensation. Pursuant to a certain surrender agreement executed by and between Millennium and the Former Director on February 26, 1999, the Former Director surrendered to Millennium all 300,000 shares issued to him as compensation for his services as a director in 1997. Certain officers have received loans from Millennium. See " Management Relationships and Related Transactions." Historically, Directors who are not members of management have not received any compensation for their service as such; however, in June 2000 all such non-management directors were awarded 6,250 shares of common stock and warrants to purchase 6,250 shares of common stock at an exercise price of $.50 per share, and John Rissi was awarded 31,250 shares of common stock in addition to the aforementioned warrants.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5. OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                                                                                PAGE


CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED:

         Independent Auditors' Report                                           FS-2

         Balance Sheets  -  December 31, 2000 and 1999                          FS-3

         Statements of Changes in Stockholders' Equity
         For The Years Ended December 31, 2000 and 1999                         FS-4

         Statements of Operations For The Years Ended
         December 31, 2000 and 1999                                             FS-5

         Statements of Cash Flows For The Years Ended
         December 31, 2000 and 1999                                             FS-6

Notes to Financial Statements                                                   FS-7 - FS-14


CONSOLIDATED FINANCIAL STATEMENTS:

Management's Report                                                             FS-15

         Balance Sheets - March 31, 2001 (Unaudited)
         and December 31, 2000 (Audited)                                        FS-16

         Unaudited Statements of Operations For The Three
         Months Ended March 31, 2001 and 2000                                   FS-17

         Unaudited Statement of Cash Flows For The Three
         Months Ended March 31, 2001                                            FS-18

         Notes to unaudited financial statements                                FS-19-20

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Millennium Direct, Inc. and Subsidiaries
North Blenheim, New York


         We have audited the accompanying consolidated balance sheet of Millennium Direct, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of changes in stockholders' equity, operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Direct, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                             PARITZ & COMPANY, P.A.

Hackensack, New Jersey
May 10, 2001

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

================================================================================

                                                                           ---------DECEMBER 31,----------
                                                                              2000                  1999

                                     ASSETS

CURRENT ASSETS:

  Cash                                                                     $    371,144        $   342,376
  Accounts receivable                                                                 -                  -
  Inventories                                                                         -                  -
  Notes receivable                                                                    -                  -
                                                                          -------------       ------------
          TOTAL CURRENT ASSETS                                                  371,144            342,376
                                                                          -------------       ------------

Property and equipment, net of accumulated
  depreciation of $14,075 in 2000 and $10,239 in 1999                             5,004             18,839
                                                                          -------------       ------------

OTHER ASSETS:

  Intangible assets, net of accumulated amortization
   of $30,850 in 2000 and $587,500 in 1999                                      385,900            629,250
  Video costs                                                                   262,583            262,582
  Officer loan receivable                                                       352,114            257,573
                                                                          -------------       ------------
          TOTAL OTHER ASSETS                                                  1,000,597          1,149,405
                                                                          -------------       ------------

TOTAL ASSETS                                                               $  1,376,745        $ 1,510,620
                                                                          =============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

  Accrued expenses                                                         $     79,800        $    79,800
  Note payable, current portion of long-term debt                               515,000            115,000
                                                                          -------------       ------------
          TOTAL CURRENT LIABILITIES                                             594,800            194,800
                                                                          -------------       ------------

LONG-TERM DEBT                                                                        -            115,000
                                                                          -------------       ------------

TOTAL STOCKHOLDERS' EQUITY                                                      781,945          1,200,820
                                                                          -------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  1,376,745        $ 1,510,620
                                                                          =============       ============


================================================================================


                        See notes to financial statements

                    MILLENNIUM DIRECT INC., AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


================================================================================


                                                            ADDITIONAL
                                                 COMMON     PAID-IN          ACCUMULATED    SUBSCRIPTION      TOTAL
                                      SHARES     STOCK      CAPITAL            DEFICIT       RECEIVABLE
Balance December 31, 1998            501,382     $  601      $2,222,141      $  (868,027)     $             $1,354,715

Net loss                                                                        (664,970)                     (664,970)

Common stock issued:

 Sales                                79,167         95         287,405                -                       287,500

 Issuance for services               124,583        149         223,426                -                       223,575
                                   ---------    -------     -----------     ------------      ---------     ----------

Balance December 31, 1999            705,132        845       2,732,972       (1,532,997)                    1,200,820

Net loss                                                                      (1,465,976)                   (1,465,976)

Common stock issued:

 Sales                             4,000,000        400         999,600                -       (337,500)       662,500

 Issuance for services               320,500        385         384,216                -                       384,601
                                   ---------    -------     -----------     ------------      ---------     ----------

Balance December 31, 2000          5,025,632     $1,630      $4,116,788      $(2,998,973)     $(337,500)    $  781,945
                                   =========    =======     ===========     ============      =========     ==========



================================================================================



                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


================================================================================


                                                      YEAR ENDED DECEMBER 31,
                                                    2000                 1999

SALES                                            $         -          $  11,257

COST OF GOODS SOLD                                         -              6,954
                                                ------------         -----------

GROSS PROFIT                                               -              4,303
                                                ------------         -----------

COSTS AND EXPENSES:

  Selling and marketing expenses                     306,119            147,950
  General and administrative expenses              1,178,116            521,323
  Interest income                                    (18,259)                 -
                                                ------------         -----------

TOTAL COSTS AND EXPENSES                           1,465,976            669,273
                                                ------------         -----------

NET LOSS                                         $(1,465,976)         $(664,970)
                                                ============         ===========

BASIC LOSS PER SHARE                                $(.77)              $(1.17)
                                                ============         ===========

DILUTED LOSS PER SHARE                              $(.77)              $(1.17)
                                                ============         ===========


================================================================================


                         See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


================================================================================


                                                                 YEAR ENDED DECEMBER 31,
                                                                2000               1999
OPERATING ACTIVITIES:
  Net loss                                                  $(1,465,976)        $(664,970)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                            246,686           299,310
       Common stock issued for services                         384,601           223,469
       Reserve for product returns                                    -          (455,000)
  Changes in operating assets and liabilities:
       Accounts receivable                                            -           336,690
       Inventories                                                    -            15,000
       Accrued expenses                                               -            18,900
                                                          -------------     -------------
NET CASH USED IN OPERATING ACTIVITIES                          (834,689)         (226,601)
                                                          -------------     -------------


INVESTING ACTIVITIES:
  Investments                                                         -            10,000
  Acquisition of property, plant and equipment                   10,498           (12,500)
  Acquisition of intangible assets                                    -                 -
  Acquisition of video costs                                          -            (8,880)
                                                          -------------     -------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              10,498           (11,380)
                                                          -------------     -------------


FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net of
    notes received                                              662,500           287,500
  Proceeds from issuance of long-term debt                      285,000           230,000
  Net decrease in stockholder loans                             (94,541)         (258,847)
                                                          -------------     -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       852,959           258,653
                                                          -------------     -------------


INCREASE IN CASH                                                 28,768            20,672

CASH - BEGINNING OF YEAR                                        342,376           321,704
                                                          -------------     -------------

CASH - END OF YEAR                                            $ 371,144         $ 342,376
                                                          =============     =============


================================================================================


                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

================================================================================



1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of consolidation

         The consolidated financial statements include the accounts of Millennium Direct, Inc ("Millennium"), and its subsidiary, which is wholly owned. All material inter-company balances and transactions have been eliminated.

         Business description

         Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL") (see Note 3), a company which develops, markets and distributes anti-aging skin care products. On November 18, 1999, KRI changed its name to Millennium Direct, Inc.

         Millennium currently operates two divisions; educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).

         Uses of estimates in the preparation of financial statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents

         The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair market value because of the short maturity.

         The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

================================================================================

         Revenue Recognition

         Revenue from product sales is recognized at the time the product is shipped by the marketer's fulfillment center to the end user. Orders are received by the marketer who records the credit card information of the purchaser for processing. Orders are then sent to the fulfillment center for shipping. Title to the goods remains with the Company until the time that the product is shipped. Since the Company retains title to the merchandise and bears the risk of loss until shipment, all sales are recorded on a gross basis. The marketer is only then paid after the goods are shipped and the Company receives the payment.

         Management provides for returns and warrantee costs based upon historical amounts and management's estimate of potential future claims. Defective products are either replaced by the Company at the customer's request or a refund is issued upon return of the product. Such returns are charged against revenues in the period in which the return occurs. No provision for returns has been made for the years ended December 31, 2000 and 1999 due to the lack of sales in this period.

         Allowance for Doubtful Accounts

         The allowance for doubtful accounts is based upon historical amounts and management's estimates of future potential losses. Management believes that since most sales are credit card sales to the end user, no reserve is required. As of December 31, 2000 and 1999 there was no balance in the accounts receivable account and, accordingly, no provision for doubtful accounts has been made.

         Inventories

         Inventories are valued at the lower of cost (determined on the first-in, first-out basis) or market (replacement cost).

         Property and equipment and depreciation

         Property and equipment are stated at cost. Major additions, improvements and renewals, which substantially increase the useful lives of assets, are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred.

         Depreciation is provided for both financial reporting and income tax purposes using the straight-line and accelerated methods.

         Video Costs

         Video consists are stated at cost, less accumulated amortization. Video production costs and expenses based on the ratio of the current period's revenues to estimated total gross revenues from all sources on an individual production basis.

         Estimates of total gross revenues can change due to a variety of factors, including the level of market acceptance of the video products. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted accordingly.

         No amortization expense has been charged against these costs, as the revenue is projected to commence in the second quarter of 2001.

         The Company has not yet adopted SOP 00-2 for the periods contained in the accompanying financial statements.

================================================================================


         Intangibles

         Goodwill and intangibles represent the excess of cost over the fair value of the intangibles acquired and are amortized over three years for trademarks, patents and product development costs. Goodwill is amortized over five years using the straight-line method.

         Reserve for Product Returns

         The Company has established a reserve for product returns based upon 7.5% of gross sales. This reserve is based upon management's estimates of the product returns during any substantial marketing programs. For the years ended December 31, 2000 and 1999 this amount was $0. No reserve was established for the years ended December 31, 2000 and 1999 due to the lack of substantial sales.

         Deferred Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

         Earnings per share

         in 1998, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per share", which required retroactive adoption. The new standard simplifies the computation of earnings per share and requires the presentation of basic and fully diluted earnings per share. Basic income per share amounts are based upon the weighted average number of shares of common stock outstanding during the years presented. Diluted earnings per share amounts are based on the weighted average number of shares of common stock and stock options outstanding during the years presented.

         Comprehensive income (loss)

         Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income", which modifies the financial presentation of comprehensive income and its components.

         Stock based compensation

         SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") encourages, but does not require companies to record compensation costs for stock-based employee compensation. Millennium has chosen not to adopt SFAS 123 and to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

         Stock issued in exchange for services rendered are valued based upon the fair market value of the goods or services received in exchange for the stock.

================================================================================


         Impairment of long-lived assets

         Millennium accounts for the impairment of long-lived assets in accordance with SFAS No. 121 which requires that long-lived assets and identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable (see Note 4).

2        SEGMENT INFORMATION

         In 1999, the Company adopted SFAS No. 131, which requires the reporting of segment information using the "management approach" versus the "industry approach" previously required by SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise".

         Based on information provided to the Company's chief operating decision maker for purposes of making decisions regarding allocating resources and assessing performance, the Company's operations have been classified into two operating segments that are strategic business units offering distinctive products and services that are marketed through different channels.

         The two operating segments are: (1) sales of advanced formula skin care products and (2) development, production and sale of educational and entertaining videos for the toddler and children's market.

         The Company's accounting policies for segments are the same as those described in Note 1, "Summary of Significant Accounting Policies". Management evaluates segment performance based on segment operating income or loss.

         Summarized financial information of the Company's continuing operations by business segment is as follows:

                                                                2000                         1999

                   Net Revenue:

                     Skin care products                           $     -                 $   11,257
                     Children's videos                                  -                          -
                                                             ------------                 ----------
                         Total                                    $     -                 $   11,257
                                                             ============                 ==========


                   Operating income:

                     Skin care products                       $(1,270,358)                $ (607,610)
                     Children's videos                            (95,618)                   (57,360)
                                                             ------------                 ----------
                       Total                                  $(1,365,976)                $ (664,970)
                                                             ============                 ==========


                   Total assets:

                     Skin care products                        $1,551,663                 $1,248,038
                     Children's videos                            262,582                    262,582
                                                             ------------                 ----------
                        Total                                  $1,814,245                 $1,510,620
                                                             ============                 ==========


================================================================================


3        BUSINESS ACQUISITION

         On February 1, 1998, Millennium, through a wholly-owned subsidiary, acquired substantially all of the assets of UDL (the "Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 restricted shares of common stock valued at $816,750. Concurrent with the Acquisition, Millennium executed a letter agreement which granted to the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain her interest in Millennium, pending a public offering of Millennium's securities registered with the Securities and Exchange Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by the Chairman and Chief Executive Officer of Millennium and her husband. The excess of the consideration paid over the fair value of assets acquired, along with their related straight-line amortization periods, were:


                                                          Amortization

                                                  Amount              Period

                Trademarks                          $  520,750        3 years
                Product development                    260,000        3 years
                Patents                                 58,000        3 years
                Goodwill                               378,000        5 years
                                                    ----------
                                                    $1,216,750
                                                    ==========


4        INTANGIBLES

         The Company examines the carrying value of its intangible assets in accordance with SFAS No, 121, to determine whether there are any impairment losses. Considerable management judgement is necessary to estimate the fair value of these assets. Accordingly, the realized value of these assets could vary significantly from management's estimates.

         Management has utilized the sales projections provided by its new marketer and video distributors in order to evaluate the potential revenues from the identified intangibles. Pursuant to these projections, as well as management's analysis of certain prior years' marketing efforts, the Company expects to produce substantial revenue and cash flow from the intangible assets over the next three years. This decision was arrived at based upon a cash flow analysis based upon the sales projections. Although management recognizes that these assets have not produced any significant revenue during the period covered by these financial statements, management attributes this to a change in marketer and the time involved in production and testing of its new infomercial and related marketing efforts.

================================================================================


5        LONG-TERM DEBT

         The notes bear interest at 8 1/2% per annum and are payable fifty percent of the outstanding principal plus the accrued interest on the entire balance in December 2000 with the balance of the remaining principal along with any accrued interest payable in December 2002.
         As of December 31, 2000, the amounts due under the terms of these notes were unpaid. Pursuant to certain default provisions, the entire balance is classified as current. The Company is currently in negotiations to extend the due data of these notes.

         In the event of a default by the Company, any remaining balance at the time of the default is due and payable immediately. Upon such default, the note holder shall receive the right to convert any portion of the outstanding principal into common shares of the Company at a conversion price of $.50 per share. The note holder would also, upon default, be entitled to, among other things, an increased interest rate of approximately 11% per annum, additional payments of .15% of annual gross sales for two years and the issuance of warrants to purchase one share for each dollar of the initial principal amount.

6        NET LOSS PER SHARE

         Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for each year. The weighted average number of shares used to compute basic loss per share for the years ended December 31, 2000 and 1999 were 1,899,505 and 6,786,300, respectively.

         Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year plus, for 1999 and 1998, the incremental shares that would have been outstanding had the Company been required to issue additional shares pursuant to the Anti-Dilution Rights. In 2000 and 1999, issuance of shares pursuant to these rights would have been anti-dilutive and, therefore, were not considered in the computation of diluted loss per share. These shares total 123,617 shares for 2000 and 97,917 shares for 1999. As a result, for the years ended December 31, 2000 and 1999 diluted loss per share equals basic loss per share.

7        COMMITMENTS

         In September 1999, the Company terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). As part of the termination agreement, Millennium and the Previous Marketer agreed that the Previous Marketer would continue to sell on behalf of Millennium the approximately 9,000 units remaining in the Previous Marketer's possession. There is no deadline for this sale of remaining inventory, but the Previous Marketer continues to have an obligation to report all sales to Millennium, which has retained audit rights with respect to such inventory. In June, 1999, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

         During November 1999, the Company entered into a new marketing and related production agreement with a new marketing company to market the Company's Theracel product line. The marketer is to develop direct response television advertising and will also perform certain manufacturing, warehousing and production activities. In connection with this agreement, the Company granted the Marketer certain incentive based stock options. The options are exercisable for a period of up to five years following the completion of a "performance year" as defined in the Agreement. This Agreement allows the Marketer to acquire up to 1,350,000 shares at prices ranging between $.50 and $1.50.

================================================================================

8        RELATED PARTIES

         The Company leases its office space, on a month-to-month basis, from a stockholder. For 2000 and 1999, the Company recorded rent expense under these leases of approximately $29,800 and $36,000, respectively.

9        INCOME TAXES

         The Company has a deferred tax asset of $527,000 resulting from available operating loss carryforwards. The Company has provided a valuation allowance in respect of deferred tax asset resulting from tax loss carryforwards. Management currently believes that it is more likely than not that the deferred tax regarding the tax loss carryforwards will not be realized in the foreseeable future as accordingly has been provided.

         As of December 31, 2000 the Company has $2,997,000 of net operating loss carryforwards available to offset future taxable income. These carryforwards expire as follows:

                 2002                                               $  100,100
                 2003                                                  768,000
                 2004 and thereafter                                 2,128,900
                                                                    ----------
                                                                    $2,997,000
                                                                    ==========


10       STOCKHOLDERS' EQUITY

         On June 30, 2000, the Company declared a 1 for 12 reverse stock split. Retroactive effect has been given to this reverse stock split in the accompanying financial statements.

         Millennium is authorized to issue an aggregate of 25,000,000 shares of common stock, par value $.0001 per share and 10,000,000 blank check preferred shares.

         Common stock

         All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Millennium. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payments of all liabilities, The shareholders do not have cumulative or preemptive rights.

================================================================================


         Preferred Stock

         The Board of Directors is authorized, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time, the number of shares to be included in each such series, to fix the voting powers, designations, preferences and rights, and the restrictions of those preferences and rights, of the shares of each such series and to increase, or decrease such series then outstanding, the number of shares of any such series without further vote or action by the stockholders. The Board of Directors is authorized to issue Preferred Stock with voting, conversion, and other rights and preferences which could adversely affect the voting power or other rights of holders of common stock.

11       SUBSEQUENT EVENTS

         In January, 2001, the Company issued 375,000 shares of common stock to its officers and directors at par value ($.0001) for services rendered. The Company also issued 450,334 shares of its common stock to certain consultants valued at $.10 per share in consideration for marketing and internet consulting services rendered. The Company also issued 4,935,334 shares of its common stock to principal shareholders to be in compliance with the terms of the Acquisition Agreement.

         Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective April 3, 2001, Millennium Direct, Inc. ("Millennium" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Blue Capital Associates ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "Acquisition"). In connection therewith, Millennium agreed to advance up to $200,000 to an unrelated third party who subsequently became a shareholder of Blue Capital. As of March 31, 2001, $100,000 had been advanced.

                             MILLENNIUM DIRECT, INC.

                                   Avon Plaza
                         North Blenheim, New York 12131

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-SB and Article 10 of Regulation SB. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results of the interim period are not necessarily indicative of the results to be expected for the year.

         For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-SB for the year ended December 31, 1999.

                             MILLENNIUM DIRECT, INC.

                             BY: George S. Balis, CEO

November 23, 2000

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                              March 31,       December 31,
                                                                                2001             2000
                                                                             (Unaudited)       (Audited)

                                     ASSETS
CURRENT ASSETS:
  Cash                                                                       $  135,511        $  371,144
  Accounts receivable                                                             8,629                 -
  Notes receivable                                                              100,000                 -
                                                                             ----------        ----------
          TOTAL CURRENT ASSETS                                                  244,140           371,144
                                                                             ----------        ----------

  Property and equipment, net of accumulated
   depreciation of $14,496 in 2001 and $10,739 in 2000                            4,384             5,004
                                                                             ----------        ----------

OTHER ASSETS:
  Intangible assets, net of accumulated amortization
   of $898,252 in 2001 and $830,850 in 2000                                     318,458           385,900
  Video costs                                                                   262,583           262,583
  Officer loan receivable                                                       361,455           352,114
                                                                             ----------        ----------
          TOTAL OTHER ASSETS                                                    942,496         1,000,597
                                                                             ----------        ----------
TOTAL ASSETS                                                                 $1,191,020        $1,376,745
                                                                             ==========        ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued expenses                                                           $   92,019        $   79,800
  Note payable, current portion of long-term debt                               515,000           515,000
                                                                             ----------        ----------
          TOTAL CURRENT LIABILITIES                                             322,019           594,800
                                                                             ----------        ----------
TOTAL STOCKHOLDERS' EQUITY                                                      584,001           781,945
                                                                             ----------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $1,191,020        $1,376,745
                                                                             ==========        ==========


                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                          THREE MONTHS ENDED MARCH 31,
                                                                             2001             2000

SALES                                                                     $   8,629         $       -

COST OF GOODS SOLD                                                            5,766                 -
                                                                          ---------         ---------

GROSS PROFIT                                                                  2,863                 -
                                                                          ---------         ---------

COSTS AND EXPENSES:
  Selling and marketing expenses                                             31,388           270,181
  General and administrative expenses                                       252,406           559,049
                                                                          ---------         ---------
TOTAL COSTS AND EXPENSES                                                    283,794           829,230
                                                                          ---------         ---------

NET LOSS                                                                  $(280,931)        $(829,230)
                                                                          =========         =========

BASIC LOSS PER SHARE                                                        $(.04)           $(0.14)
                                                                          =========        ==========

DILUTED LOSS PER SHARE                                                      $(.04)           $(0.14)
                                                                          =========        ==========


                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 31, 2001
                                   (Unaudited)

OPERATING ACTIVITIES:
  Net loss                                                            $(280,931)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                                     68,062
  Changes in operating assets and liabilities:
       Accounts receivable                                               (8,629)
       Accrued expenses                                                  12,219
                                                                      ---------

NET CASH USED IN OPERATING ACTIVITIES                                  (209,279)
                                                                      ---------

FINANCING ACTIVITIES:
  Proceeds from sale of common stock                                     82,986
  Increase in notes receivable                                         (100,000)
  Increase in notes receivable - stockholder                             (9,340)
                                                                      ---------

NET CASH USED IN FINANCING ACTIVITIES                                   (26,354)
                                                                      ---------

DECREASE IN CASH                                                       (235,633)

CASH - BEGINNING OF PERIOD                                              371,144
                                                                      ---------

CASH - END OF PERIOD                                                  $ 135,511
                                                                      =========


                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (Unaudited)

================================================================================


1      CONSOLIDATED FINANCIAL STATEMENT

       The consolidated balance sheet at the end of the preceding year was derived from the audited consolidated balance sheet contained in the Company's prior year-end financial statements and is presented for comparative purposes. All other financial statements are unaudited. All unaudited amounts are subject to year-end adjustments and audit, but the Company believes all adjustments, consisting only of normal and recurring adjustments necessary to present fairly the financial condition, results of operations and changes in cash flows for the interim periods, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

       Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the annual audited financial statements for the most recent fiscal year.

       The consolidated financial statements of Millennium Direct, Inc. and Subsidiaries ("Millennium" or the "Company") are unaudited and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.

2 RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000

       Results of Operations

       Millennium recorded $8,629 in sales for the three months ended March
       31, 2001, as compared with no sales for the three months ended March 31, 2000 Millennium's gross profit for these three months was $2,863 and $0, respectively. Operating expenses for the three months ended March 31, 2001 were $283,794 and $829,230 for the three months ended March 31, 2000. The significant items included in operating expenses for the three months ended March 31, 2001 and 2000 are as follows:

              EXPENSE DESCRIPTION                 MARCH 31, 2001    MARCH 31, 2000
              Advertising                             $31,388          $211,135
              Depreciation and amortization            68,062            32,733
              Consulting fees                          83,442           394,353
              Professional fees                        18,000            36,565
              Travel and trade shows                   24,479            60,825

       As a result, the net loss was $280,931 for the three months ended March 31, 2001 compared with a net loss of $829,230 for the three months ended March 31, 2000. As of March 31, 2001 Millennium had stockholders' equity of $921,541 and $792,601 for March 31, 2000. The changes in the stockholders equity was the result of additional investments made by shareholders via the sale of common stock and the issuance of stock to certain directors and consultants and reduced by the net loss.

================================================================================


3      LIQUIDITY AND CAPITAL RESOURCES

       Millennium has financed its operations and met its capital requirements primarily through funds raised in private placements. The principal uses of operating cash are to further develop and produce Millennium's children's videos, as well as its skin care products marketed under the Theracel brand. In the event that the Company is unable to raise funds through private placements or from operations, Millennium's ability to conduct its operations as planned may become uncertain. The Company has entered into employment agreements with George Balis & Ardis Balis as of January 1, 2001 which are for a period of three years. These employment agreements are expected to be for terms of three months and to include base salaries, of $60,000 and $50,000, respectively expense allowances, bonuses and a portion of the pre-tax profit of Millennium as compensation for their services to Millennium, in addition to the opportunity to acquire additional shares of common stock. These employment agreements are expected to include non-competition, and confidentiality provisions. These agreements will result in additional charges to the results of operations and will be funded through the general operations of the Company. During the next twelve months, Millennium expects to continue development of the new infomercial for the TheraCel products, as well as continue to develop new marketing channels for its line of video products. Millennium may raise additional funds from the issuance of new long- term debt, as well as through the sale of its securities.
       These sources of funds, as well as Millennium's existing cash reserves, are projected by management to be sufficient to fund its operations during the next twelve months. Millennium does not intend to incur any substantial research and development costs, acquisitions of assets or the employment of additional persons during the next twelve month period.

ITEM 8. CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS

*2.1. Agreement and Plan of Reorganization and Merger thereto between Millennium Direct, Inc. and Blue Capital Associates, Inc. dated March 21, 2001.

3.1.  Articles of Incorporation of Millennium Direct, Inc., as amended.

3.2.  By-Laws of Millennium Direct, Inc., as amended.


*Incorporated by reference from the Form 8-K12g-3 filed by the Company April 18, 2001, which this Form 8-K12g-3/A amends.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MILLENNIUM DIRECT, INC.


                                        By /s/ George Balis
                                           -------------------------------------
                                           George Balis, Chief Executive Officer


Date: May 22, 2001



                          STATEMENT OF DIFFERENCES
                          ------------------------

The trademark symbol shall be expressed as ........................... 'TM'